SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 18


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     70,038
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     11,034
       Class C                                                      7,836
       Class R                                                      3,741
       Investor Class                                                 566
       Institutional Class                                          5,952

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $21.59
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $19.33
       Class C                                                     $19.30
       Investor Class                                              $21.30
       Institutional Class                                         $21.60
                                                                   $22.42